SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of September 1, 2005, by and between Lomond International, Inc., a North Carolina corporation (the "Buyer"), and each of the Shareholders of Unipro Financial Services, Inc., a Florida corporation, whose names appear on the signature pages hereof. Such Shareholders are each referred to herein as a "Seller" and, collectively, as the "Sellers".

      The Buyer wishes to purchase from each Seller, and each Seller wishes to sell to the Buyer, on the terms and subject to the conditions set forth in this Agreement, the Sellers' shares listed on Schedule A, (the "Shares" or the "Purchased Securities") of the Common Stock of Unipro Financial Services, Inc. (the "Company"), par value $.001 per share (the "Common Stock").

      The sale of the Shares by the Sellers to the Buyer will be effected in reliance upon the exemption from securities registration afforded by the provisions of Sec. 4(1) of the Securities Act of 1933 as amended.

      In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and each Seller hereby agree as follows:

1. PURCHASE AND SALE OF SHARES.

      1.1 Purchase and Sale of Purchased Securities. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Sellers agree to sell and the Buyer agrees to purchase 4,550,000 shares of the Company's Common Stock from the Sellers, in accordance with the number of Shares set forth below each Seller's name on the signature pages hereof. The purchase price for the Purchased Securities being purchased by the Buyer (the "Purchase Price") shall be equal to the product of (x) the number of Shares purchased by the Buyer multiplied by (y)$.087912. The date on which the closing of the purchase and sale of the Purchased Securities occurs (the "Closing") is hereinafter referred to as the "Closing Date". The Closing will be deemed to occur when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Buyer and by each Seller, (B) each of the conditions to Closing described in Section 5 hereof has been satisfied or waived as specified therein, and (C) except as otherwise provided in the following sentence, full payment of each Seller's Purchase Price has been made by the Buyer by wire transfer of immediately available funds against physical delivery by the Seller of duly executed certificates with stock powers endorsed representing the Purchased Securities purchased by such Buyer at the Closing.

      1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

            "Affiliate" means, as to any Person (the "subject Person"), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's Board of Directors or other management committee or group, by contract or otherwise.

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            "Business Day" means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

            "Closing" and "Closing Date" have the respective meanings specified in Section 1.1 hereof.

            "Common Stock" means issued and outstanding common stock, par value $0.001 per share, of the Company.

            "Disclosure Documents" means all written due diligence materials delivered by Sellers to Buyer at any time at or prior to the Closing Date and all SEC Documents.

            "Effective Date" means the Closing Date.

            "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

            "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

            "Lien" means, with respect to any Property, any mortgage or mortgages, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

            "Material Adverse Effect" means an effect that has a material and adverse effect on (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the transactions contemplated by this Agreement or the other Transaction Documents (as defined below).

            "Material Contracts" means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601, as applicable, of Regulation S-K under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.


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

            "NASD" means the National Association of Securities Dealers, Inc.

            "Outstanding Registrable Securities" means, at any time, all Registrable Securities outstanding, or issuable upon exercise of the Warrants (without regard to any limitation on such exercise), at such time.

            "Pension Plan" means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

            "Permitted Liens" means the following:

            (a) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

            (b) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established; and

            (c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established.

            "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

            "Principal Market" means the principal exchange or market on which the Common Stock is listed or traded.

            "Property" means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).


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

            "Purchase Price" has the meaning specified in Section 1.1 hereof.

            "Purchased Securities" has the meaning set forth in the preamble to this Agreement.

            "Rule 144" means Rule 144 under the Securities Act, or any successor provision.

            "SEC Documents" has the meaning specified in Section 3.4 hereof.

            "Securities" has the meaning specified in the preamble to this Agreement.

            "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

            "Transaction Documents" means collectively, this Agreement, the Share Option Agreement with respect to Common Stock, and the Warrant Option Agreement with respect to Common Stock purchase warrants, each executed and delivered as of the Closing Date..

      1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF EACH SELLER.

      Each Seller hereby represents and warrants to the Buyer and agrees with the Buyer that, as of the date of this Agreement and as of the Closing Date:

      2.1 Authorization; Enforceability. Each Seller that is a legal entity is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Seller's name, on the signature page hereof with the requisite corporate power and authority to sell the Purchased Securities owned by the Seller and to execute and deliver this Agreement and the Transaction Documents to which such Seller is a party. Each Seller that is an individual has full capacity, authority and right to sell the Purchased Securities owned by the Seller and to execute this Agreement and the Transaction Documents to which such Seller is a party. This Agreement and the other Transaction Documents to which it is a party each constitutes such Seller's valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.


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

      2.2 Information. The Company has provided the Buyer with information regarding the business, operations and financial condition of the Company, and has arranged for the Buyer the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company. Neither such information nor any other investigation conducted by the Buyer or its representatives shall modify, amend or otherwise affect the Buyer's right to rely on the Seller's representations and warranties contained in this Agreement.

      2.3 Ownership. Each Seller certifies that his/her or its Shares sold to the Buyer hereunder are owned solely by such Seller free and clear of any liens, encumbrances or claim of any third party whatsoever and that such Seller is free to sell his/her or its Shares as contemplated in this Securities Purchase Agreement.

      2.4 Reliance on Exemptions. The Shares are being sold to the Buyer in reliance upon specific exemptions from the registration requirements of federal and state securities laws and each Seller understands that the Buyer is relying on the truth and accuracy of the representations and warranties of each Seller set forth in this Section 2 in order to determine the availability of the exemption to acquire the Shares without registration.

      2.5 No Short Position in Company Securities. No Seller nor any person trading on a Seller's behalf or at a Seller's direction has established or maintained a short position in the Common Stock or any other securities of the Company as of the Trading Day immediately preceding the Closing Date.

      2.6 Fees. The Sellers are not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or Company representative in connection with the sale transactions contemplated hereby, other than legal fees to counsel and the fees as set forth in Schedule 2.6. Company may pay such fees on behalf of Sellers in cash or in the form of stock issuances at the Closing, as Buyer may agree.

      2.7 Due Authorization; Valid Issuance. The Shares are duly authorized and, when issued to the Sellers were duly and validly issued, fully paid and non-assessable. The Shares are and will be on the Closing Date free and clear of any Liens and, based upon each Seller's representations in this Agreement, will be sold and delivered in compliance with all applicable Federal and state securities laws. At the time the Shares were issued and fully paid, the Company had a specific business plan and was not a "blank check company" as defined under Rule 419 promulgated under the Securities Act of 1933, as amended.

      2.8 No Other Agreements. The Sellers have not, directly or indirectly, entered into any agreement with or granted any right to other persons relating to the terms or conditions of the transactions contemplated by this Agreement.


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

      2.9 Power of Attorney. Each Seller has previously authorized, and hereby reauthorizes Paul M. Galant to act as his or her representative in delivering negotiable shares to the Buyer and to receive his or her allocable portion of the Purchase Price (to be paid in accordance with written instructions to be provided by such representative to Buyer). The said representative shall pay the appropriate and agreed costs and expenses incurred by Sellers, and distribute the balance in accordance with the Seller's respective ownership interest in Company in proportion to all Sellers interests. Sellers will save and hold harmless Buyer from any costs, damages or liabilities arising from its reliance on this representation.

3. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to each Seller and agrees with such Seller that, as of the date of this Agreement and as of the Closing Date:

      3.1 Organization, Good Standing and Qualification. The Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to enter into and complete the purchase sale transaction contemplated in this Agreement.

      3.2 Authorization; Consents. The Buyer has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, including without limitation to acquire Shares from the Sellers in accordance with the terms thereof. All corporate action on the part of the Buyer by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of its obligations under this Agreement has been taken, and no further consent or authorization of the Buyer, its Board of Directors, stockholders, any Governmental Authority or organization, or any other person or entity is required. The Company's Board of Directors has determined, pursuant to a unanimous written consent, that its purchase of the Shares are in the best interests of the Buyer.

      3.3 Legend. The Buyer understands that the certificates representing the Securities bear a restrictive legend in substantially the following form:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale."

            Notwithstanding the foregoing, it is acknowledged that, as long as
(A) the subsequent resale or transfer (including without limitation a pledge) of any of the Shares is registered pursuant to an effective registration statement,
(B) the Shares have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation in connection therewith, or (C) the Shares are eligible for resale under Rule 144(k) or any successor provision, can be reissued without any legend or other restrictive language and, with respect to Certificates upon which such legend is stamped, the Company can issue new certificates without such legend to the holder upon request.


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

      3.4 Fees. The Buyer is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or Company representative in connection with the sale transactions contemplated hereby, other than legal fees to counsel Buyer's fees shall be paid by the Company in cash or in the form of stock issuances at the Closing, as Buyer may agree.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each Seller and the Company hereby represents and warrants to the Buyer agrees that, as of the date of this Agreement and as of the Closing Date:

      4.1 Organization, Good Standing and Qualification; Enforceability. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to enter into and complete the purchase sale transaction contemplated in this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect. This Agreement and the other transaction documents to which it is a party each constitutes the Company's valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

      4.2 SEC Documents; Agreements; Financial Statements; Other Information. Except as described on Schedule 4.2 hereto, the Company has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission through the closing date including but not limited to the Company's July 31, 2005 quarterly report (collectively, the "SEC Documents"). The Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission, complied in all respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the SEC Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the SEC Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. The financial statements included in the SEC Documents have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).


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

      4.3 Capitalization; Debt Schedule. The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon exercise of the Warrants is set forth on Schedule 4.3 hereto. All issued and outstanding shares of capital stock of the Company have been validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of security holders of the Company or any Liens created by or through the Company. Except as disclosed on Schedule 4.3, or as contemplated herein, as of the date of this Agreement and as of the date of the Closing, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries (whether pursuant to anti-dilution, "reset" or other similar provisions). Except described on Schedule 4.3 hereto, the Company has no short or long term Debt, including trade credit, in excess of $200.00, outstanding as of the date hereof or as of the Closing.

      4.4 Due Authorization; Valid Issuance. The Shares when originally issued were duly authorized, validly issued, fully paid and non-assessable. The Shares are and will be on the Closing Date free and clear of any Liens and, assuming the accuracy of each Seller's representations in this Agreement, will be sold and delivered in compliance with all applicable Federal and state securities laws.

      4.5 No Conflict with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its charter, bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to it, except for violations of any provision of a Governmental Requirement that has not had or would not reasonably be expected to have a Material Adverse Effect (any such violation or default, a "Current Violation").

      4.6 Financial Condition; Taxes; Litigation.

            4.6.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. There has been no (i) material adverse change to the Company's business, operations, properties, currently poor financial condition, prospects or results of operations since the date of the Company's most recent audited and unaudited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.


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

            4.6.2 Each of the Company and its Subsidiaries (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect, and has no liability with respect to accrued taxes in excess of the amounts that are described as accrued in the financial statements included in the Disclosure Documents.

            4.6.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.

            4.6.4 Except as described in Schedule 4.6.4, there is no material claim, litigation or administrative proceeding pending or, to the Company's knowledge, threatened or contemplated, against the Company or any of its Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person's employment therewith. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Governmental Authority which has had or would reasonably be expected to have a Material Adverse Effect.

            4.6.5 Shares of Company Common Stock are quoted on the Over-the-Counter Bulletin Board ("OTC-BB") under the symbol "UPRO," and the Company is in compliance in all material respects with all rules and regulations of the NASD and the OTC-BB applicable to it and the Company Common Stock. Between the date hereof and the Closing Date, the Company shall continue to satisfy the requirements under the NASD, Pink Sheets and all other requirements of applicable securities laws. Neither Company nor the past and present officers, directors and Affiliates of Company have been the subject of, nor does any officer or director of Company have any reason to believe that Company or any of its past or present officers, directors, or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws. The Company has never been a "blank check company" as defined under Rule 419 promulgated under the Securities Act of 1933, as amended.

      4.7 Intellectual Property. The Company and its Subsidiaries each owns or possesses, licenses or can acquire or make use of, without undue expense, all intellectual property assets that is necessary or appropriate for the operation of its businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement will not materially alter or impair, individually or in the aggregate, any of such rights of the Company. To the Company's knowledge, (i) none of its current products or services infringes upon any intellectual property of any other Person, and no claim or litigation is pending or, to the knowledge of the Company, threatened against the Company contesting its right to sell or otherwise use any product or material or service which has had or would reasonably be expected to have a Material Adverse Effect and (ii) the use by the Company of any intellectual property does not infringe the rights of any third party to such intellectual property. There is no violation by the Company with respect to any intellectual property owned or used by the Company and the Company's rights to such intellectual property are valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination. The Company and its Subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to intellectual property rights that are the subject of licenses granted by third parties.


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

      4.8 Registration Rights. Except as described on Schedule 4.8 hereto, the Company has not granted or agreed to grant to any person or entity any rights (including "demand" or "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior to the date hereof.

      4.9 Fees. Except as described on Schedule 4.9 hereto, neither the Sellers nor the Company is obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Sellers will indemnify and hold harmless the Buyer from and against any claim by any person or entity alleging that the Buyer is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

      4.10 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including without limitation any bribe, rebate, payoff, influence payment, kickback or other unlawful payment), or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

      4.11 Employees. Each of the Company's executive officers (as defined in Rule 501(f) of the Securities Act) (each, a "Key Employee") is currently serving in the capacity indicated in Schedule 4.11, hereto. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved. No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock. No officer has borrowed money from the Company. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. None of the Company's employees belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

      4.12 Environment. The Company and its Subsidiaries have no liabilities under any environmental laws, nor do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.


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

      4.13 ERISA. Except as described on Schedule 4.13, the Company does not maintain or contribute to, or have any obligation under, any Pension Plan. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

      4.14 Disclosure. No written statement, information, report, representation or warranty made by the Company in this Agreement or furnished to the Buyer by or on behalf of the Company or such Buyer's due diligence investigation contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. The Company has not disclosed to the Buyer any event, circumstance or fact that would constitute material non-public information as of the date of this Agreement or the Closing Date. Following the issuance of the Form 8-K in accordance with Section 4.1(c) hereof, the Buyer will not possess any material non-public information concerning the Company. The Sellers acknowledge that the Buyer is relying on the representations, acknowledgements and agreements made in this Section 4.14 in making trading and other decisions concerning the Company's securities.

      4.15 Reserved.

      4.16 Property. The Company and its Subsidiaries have good and marketable title to all Property owned by them which is material to the businesses of the Company and its Subsidiaries, in each case subject to the liens reflected in
Schedule 4.16. Any Property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries own any real Property.

      4.17 Regulatory Permits. The Company and its Subsidiaries do not require any certificates, authorizations and permits from any federal, state or foreign regulatory authority in order to conduct their respective businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

      4.18 Exchange Act Registration. The Company's Common Stock is registered pursuant to Section 13 (d) of the Exchange Act and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The Company's Common Stock is not registered under Section 12(g) of the Exchange Act.

      4.19 Internal Controls and Procedures. The Company maintains internal accounting controls, policies and procedures and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company's senior management; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; and
(iii) all transactions to which the Company or any Subsidiary is a party, or by which its properties are bound, are recorded (and such records are maintained) in accordance with all material Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

      4.20 Change of Control. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Articles of Incorporation (or similar charter documents), or the laws of its state of incorporation, financial instruments, agreements, or Bylaws, that is or could become applicable to the Buyer as a result of the Buyer, the Sellers, and the Company fulfilling their obligations or exercising their rights under the Documents, including without limitation as a result of the sale of the Common Stock from the Sellers to the Buyer and the Buyer's ownership of the Common Stock.

      4.21 No Violation or Conflict. Neither the sale of the Shares nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

      (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates or subsidiaries is a party, by which the Company or any of its Affiliates or subsidiaries is bound, or to which any of the properties of the Company or any of its Affiliates or subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates or subsidiaries is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or

      (ii) result in the creation or imposition of any Lien, charge or encumbrance upon the Shares or any of the assets of the Company, its subsidiaries or any of its Affiliates; or

      (iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

      (iv) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

5. COVENANTS OF SELLER AND THE COMPANY.

      5.1 Unless waived by Buyer, Company agrees with the Buyer that it will, prior to and following the Closing:

            (a) (i) On the Business Day immediately following the date on which this Agreement is executed and delivered, the Company will issue a press release disclosing the material terms of this Agreement and the transactions contemplated thereby and (ii) timely file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the collateral Assets Purchase Agreement and the transactions contemplated thereby.

      5.2 The Company will prior to the Closing:

            (a) maintain its corporate existence in good standing;

            (b) complete its audit for its fiscal year ended October 31, 2005 and complete, file and execute on its Current Quarterly Report on Form 10-QSB for the period ended July 31, 2005.

            (c) pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

            (d) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (e) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (f) provide the Buyer with copies of all materials sent to its stockholders, in each such case at the same time as delivered to such stockholders; and

            (g) timely file with the Commission all other reports required to be filed pursuant to the Exchange Act, including the Quarterly Report on Form 10-QSB for the period endedJuly 31, 2005, and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

            (h) if not previously completed, assign the equity securities owned by the Company's wholly-owned subsidiary, Upholdings, Inc. ("Upholdings"), to Mr. Paul M. Galant and/or Mr. Harvey Judkowitz. The assignment was approved on August 30, 2005 by the Company's Board of Directors of the Company, by unanimous written consent, and applies to 10,000 restricted common shares of Peer Review Mediation and Arbitration, Inc., and 25,000 restricted common shares of Espre Solutions, Inc.. The shares were assigned to Messrs Galant and Judkowitz for their combined service to the Company and Upholdings from inception through August 31, 2005. On or before the Closing Date, Seller shall provide an opinion of counsel, in a form acceptable to Buyer, opining to the Buyer the validity of such corporate action, that the approval of the Company's shareholders was not required with respect to such assignment, and such other matters as may be agreed and acceptable to Buyer

      5.3 Use of Investor Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, the Buyer's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the Buyer for the specific use contemplated or as otherwise required by applicable law or regulation.

      5.4 Company's Instructions to Transfer Agent. On or prior to the Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the "Transfer Agent"), and provide each Seller with a copy thereof, directing the Transfer Agent to transfer the Shares to the Buyer or its designees. The Sellers represent to and agree with the Buyer that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

      5.5 Disclosure of Information. The Company agrees that it will not at any time disclose material non-public information of the Buyer without first receiving such Buyer's written consent to such disclosure.

      5.6 Negative Covenants. From and after the date hereof until the Closing Date, except as contemplated by this Agreement or unless Buyer shall otherwise agree in writing, the Company covenants and agrees that it shall not:

            (a) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants, or options to acquire any such shares;

            (b) enter into any Material Contract or amend, modify or waive any rights under any Material Contract to which it is a party;

            (c) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities, or any securities convertible into, or any rights, warrants or options to acquire, any such shares or securities or amend the terms of its outstanding capital stock;

            (d) amend its Articles of Incorporation or By-laws;

            (e) acquire any assets;

            (f) adopt a plan of complete or partial liquidation;

            (g) incur or modify any indebtedness for borrowed money or guarantee any such indebtedness of another Person; issue or sell any debt securities; or guarantee any debt securities of another Person;

            (h) make any loans, advances or capital contributions to, or investments in, any other Person;

            (i) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or

            (j) authorize any of, or commit or agree to take any of, the foregoing actions.


6. CONDITIONS TO CLOSING.

      6.1 Conditions to Sellers' Obligations at the Closing. Each Seller's obligations to effect the Closing, including without limitation its obligation to sell the Shares at the Closing, are conditioned upon the fulfillment by Buyer or waiver by such Seller of each of the following events as of the Closing Date:

      6.1.1 the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all respects as of that particular date);

      6.1.2 Buyer shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by Buyer on or before the Closing;

      6.1.3 the Closing Date shall occur on a date that is not later than August 31, 2005; and


      6.1.4 the aggregate Purchase Price to be paid to Sellers at the Closing by the Buyer for the Shares shall be $400,000.00, less any agreed transactional fees payable by Sellers under Section 2.6.

      6.2 Conditions to Buyer's Obligations at the Closing. The Buyer's obligations to effect the Closing are conditioned upon the fulfillment by the Sellers and the Company (as applicable) or waiver by the Buyer of each of the following events as of the Closing Date:

      6.2.1 the representations and warranties of each Seller and the Company shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all respects as of that particular date);

      6.2.2 each Seller and the Company shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Seller and the Company on or before the Closing, including the requirements of Article 5 of this Agreement, and the payment of all transactional fees payable by Seller under
               Section 2.6 and Section 3.4;

      6.2.3 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby;

      6.2.4 Buyer shall have received from the Company's accountant a letter, dated the Closing Date, that on the basis of the limited review, not an audit, of the latest available accounting records of Company, consultations with Company and its agents, and other pertinent inquiries that he may deem necessary, it has no reason to believe that, during the period from August 1, 2005 to a specified date not more than five business days before the Closing Date, there was any change in the financial condition or results of operations of Company, except changes incurred in the ordinary and usual course of business during that period, that in the aggregate is not materially adverse, and other changes or transactions, if any, contemplated by this Agreement, and that the prior work product of the Company's accountant is valid and may be relied upon by Buyer's accountant for purposes of drafting the Form 10-KSB for fiscal year ending October 31, 2005;

      6.2.5 Buyer shall have received copies of resignations of each of the directors and officers of the Company which have been accepted by the Company and Buyer's designees shall have been appointed as directors and officers of the Company.

      6.2.6 Due Diligence. Buyer shall have completed due diligence to its satisfaction which shall be determined in its sole and reasonable discretion.

      6.2.7 Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement shall be satisfactory in all respects to Buyer and Buyer's counsel;

      6.2.8 the Sellers shall have delivered to the Buyer duly executed certificates representing the Shares, being purchased by the Buyer;

      6.2.9 each Seller shall have executed an irrevocable stock power signature medallion guaranteed and delivered the same to the Company; and

      6.2.10 Each of the Transaction Documents shall have been duly and validly executed and delivered by each of the parties thereto.

      6.2.11 Buyer shall have received the opinion of Sellers' counsel in form and substance satisfactory to Buyer, as described under Section 5.2(h).


7. MISCELLANEOUS.

      7.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

      7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the Sellers and the Buyer. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Buyer may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Shares in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Buyer" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Sellers may not assign their right or obligations under this Agreement.

      7.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, and the transactions contemplated hereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, or such transactions (other than the representations made in this Agreement), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

      7.4 Joint and Several Nature of Sellers' Obligations and Rights. The obligations of each Seller hereunder are several and joint with the obligations of the other Sellers hereunder.

      7.5 Injunctive Relief; Indemnification. The Sellers acknowledges and agrees that a breach by them of their obligations hereunder will cause irreparable harm to the Buyer and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the Buyer shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss. Sellers agree to indemnify and hold Buyer harmless from any and all claims, liabilities costs and losses arising from or related to the Company's actions prior to the Closing Date. (the "Indemnity Obligation"). As additional indemnity, Buyer shall be entitled to receive and retain, as partial payment against any Indemnity Obligation, those shares of Common Stock of the Company that are the subject of the Share Option Agreement to be executed at the Closing, to which Mr. Galant and Mr. Judkowitz are parties, and that in the event of any Indemnity Obligation and Buyer's election to retain such shares as partial payment therefore, the Securities Purchase Agreement shall be of no further force or effect, and no party thereto shall be entitled to cash payment for the shares subject to the Option thereunder. It is agreed that the value of such Option Shares, for the purpose of paying down any Indemnity Obligation under Section shall be $125,000 or $1.00 per share (subject to equitable adjustment in the event of a stock split, recapitalization, subdivision, combination or similar action). Moreover, the Sellers hereby assume full responsibility for Upholdings liabilities and agree to indemnify and hold Buyer harmless from all transactions of Upholdings at any time prior to the Closing.

      7.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Fort Lauderdale, County of Broward, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding involving any Seller or permitted assignee of an Seller, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

      7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

      7.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      7.9 Notices. Any notice, demand or request required or permitted to be given by the Company or an Seller pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:


                  If to the Company prior to the Closing or the Sellers:

                  Harvey Judkowitz
                  14241 SW 92nd Avenue
                  Miami, Florida 33176
                  Tel: (305) 378-1948
                  Fax: (305) 253-6266

                  with a copy to:

                  Paul M. Galant
                  470 NE 25th Terrace
                  Boca Raton, Florida 33431
                  Tel: (561) 289-5175
                  Fax: (561) 416-1857

                  If to the Company after the Closing or the Buyer:

                  Lomond International, Inc.
                  Attn: Martin A. Sumichrast
                  11125 Colonial Country Lane
                  Suite 100
                  Charlotte, NC  28277
                  Tel: (704) 847-4917
                  Fax: (704) 847-4920
                  with a copy to:

                  Richardson & Patel, LLP
                  Attn:  Ryan Hong
                  10900 Wilshire Blvd., Suite 500
                  Los Angeles, CA 90024

                  Tel: (310) 208-1182
                  Fax: (310) 208-1154


and if to any Seller, to such address for such Seller as shall appear on the signature page hereof executed by such Seller, or as shall be designated by such Seller in writing to the Company in accordance with this Section 6.9.

      7.10 Expenses. Each Seller shall pay its own costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

      7.11 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Buyer and the holders of at least two-thirds (2/3) of the Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.


                           [Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first above written.


As to Buyer:

Lomond International, Inc.

By: /s/ Martin A. Sumichrast
    --------------------------------
    Name: Martin A. Sumichrast
    Title: Managing Director



As to the Company:

Unipro Financial Services, Inc.

By: /s/ Harvey Judkowitz
    --------------------------------
    Name: Harvey Judkowitz
    Title: President

SELLERS' COUNTER PART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT:

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first above written.


As to Sellers:

Suouconni Corporation  - Seller

By: /s/ Lance V. Galant
    --------------------------------
    Lance V. Galant, President

Address:    9480 NW Marvin Lane
            Portland, OR 97229
Telephone:  503 292-1136
Facsimile:
            ------------------------
Shares to be Sold:  1,137,500

SELLERS' COUNTER PART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT:

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first above written.


As to Sellers:

/s/ Mary F. McGuire
--------------------------------
Seller:    Mary F. McGuire

Address:   1442 SE 3 ST
           Pompano Beach, FL 33060
Telephone: 954 815-4662
Facsimile:
           -------------------------
Shares to be Sold: 1,137,500

SELLERS' COUNTER PART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT:

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first above written.


As to Sellers:

/s/ Harvey Judkowitz
-------------------------------
Name:  Harvey Judkowitz

Address:   14241 SW 92nd Avenue
           Miami, Florida 33176
Telephone: 305 378-1948
Facsimile: 305 253-6266
Shares to be Sold:  1,137,500

SELLERS' COUNTER PART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT:

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first above written.


/s/ Paul M. Galant
-----------------------------
Name:  Paul M. Galant

Address:   470 NW 25th Terrace
           Boca Raton, FL 33431
Telephone: 561 289-5175
Facsimile: 561 416-1857
Shares to be Sold: 1,137,500